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Exhibit 10.3

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED HEREIN.

IMMUNICON CORPORATION
Form of Series D Preferred Stock Purchase Warrant

Dated [                        ]

No. W-[    ]

        FOR VALUE RECEIVED, Immunicon Corporation, a Pennsylvania corporation (herein referred to as the "Company"), hereby certifies and agrees that [                        ] (the "Holder"), with an address at [                        ], or registered assigns, is entitled to purchase from the Company in accordance with Section 1, up to an aggregate of [            ] duly authorized, validly issued, fully paid and nonassessable shares of Series D Convertible Preferred Stock, without par value (the "Shares"), of the Company, as may be adjusted in accordance with Section 3 hereof, at a purchase price per Share of $[            ] (as may be adjusted in accordance with Section 3 hereof), and subject to the provisions and upon the terms and conditions hereinafter set forth. The rights represented by this Warrant may be exercised by the Holder, at any time and from time to time, in whole or in part, but this Warrant, and all rights hereunder, shall, subject to Section 2 hereof, expire at, and shall no longer be exercisable after 5:00 p.m., Philadelphia local time, on the fifth anniversary of the date hereof (the "Expiration Date"). The foregoing agreement and rights are all subject to the terms, conditions and adjustments (in both the number of Shares and the purchase price per Share) set forth below in this Warrant.

        Section 1.    Exercise of Warrant.

          1.1.    Manner of Exercise.

          (a)   This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any business day on or prior to the Expiration Date by surrender of this Warrant at the principal executive office of the Company, together with delivery of payment (as provided in subsection (b)) and a duly executed form of subscription in substantially the form attached as Annex A hereto (or a reasonable facsimile thereof) to the Company.

          (b)   Payment of the purchase price for Shares being purchased shall be made by certified, cashier's or other check acceptable to the Company, or wire transfer payable to the order of the Company in an amount equal to (A) the number of Shares specified in such form of subscription, multiplied by (B) the then current exercise price (as defined in Section 3). Such holder shall thereupon be entitled to receive the number of Shares specified in such form of subscription.

          1.2    Effective Date.    Each exercise of this Warrant pursuant to Section 1.1(a) hereof shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant is surrendered to the Company as provided in Section 1.1 hereof, and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the person or persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise (as provided in Section 1.3 hereof) shall be deemed to have become the holder or holders of record thereof.

          1.3    Share Certificates, Fractional Shares, and Reissuance of Warrants.    As promptly as practicable after the exercise of this Warrant, in whole or in part the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in the name of and delivered to the holder hereof or such other person as such holder may direct:

          (a)   a certificate or certificates for the number of Shares to which such Holder shall be entitled upon such exercise; and

          (b)   in case such exercise is in part only, a new Warrant or Warrants of like tenor for the balance of the Shares remaining subject to this Warrant.

          1.4    Stock Fully Paid; Reservation of Shares.    All Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the exercise price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of Series D Preferred Stock to provide for the exercise of the rights represented by this Warrant.

          1.5    Transfer, Exchange, and Replacement of Warrant.

          (a)    Restriction on Transfer.    This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached as Annex B hereto, at the office or agency of the Company referred to in Section 1.5(d) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 1.5(e) hereof and subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Company, as in effect from time to time. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. The transfer of any Shares acquired upon exercise hereof shall be subject to those restrictions on transfer, if any, as may be set forth in the Articles of Incorporation or Bylaws of the Company.

          (b)    Replacement of Warrant.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

          (c)    Cancellation; Payment of Expenses.    Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 1.5, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 1.5.

          (d)    Register.    The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

          (e)    Exercise or Transfer Without Registration.    If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the "Securities Act") and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

        Section 2.    Right to Require Exercise.    The Company shall have the right to require that the Warrant be exercised in its entirety upon the effective date (the "Effective Date") of an initial public offering (an "IPO") of the common stock, without par value ("Common Stock"), of the Company which meets all of the following requirements: (A) proceeds (net of underwriting discounts and commissions) to the Company of at least $20,000,000, (B) a price per share of at least $1.50 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) and (C) a pre-offering valuation of the corporation's Common Stock of not less than $90,000,000. In the event that the Company desires to exercise the right set forth in the preceding sentence, it shall so notify the Holder at least 20 days prior to the Effective Date of the IPO. In such event, the Holder shall exercise this Warrant in its entirety by presentation and surrender of this Warrant to the Company at its principal executive offices with a Cashless Exercise Form in the form annexed hereto as Annex C duly executed (a "Cashless Exercise"). In the event of a Cashless Exercise, the Warrant shall be exchanged for that number of shares of Common Stock determined by multiplying the number of Shares that can be acquired upon exercise of this Warrant by a fraction, the numerator of which shall be the difference between the initial price per share of Common Stock in the IPO and the Exercise Price, and the denominator of which shall be the initial price per share of Common Stock in the IPO. In the event that the IPO does not proceed, or the Common Stock does not have a valuation in excess of $90,000,000 as contemplated in the first sentence hereof, the Company shall promptly return the Warrant to the Holder and destroy the Cashless Exercise Form. In the event that the Holder fails to surrender its Warrant and deliver a Cashless Exercise Form on or before the Effective Date, or make other arrangements with respect thereto that are satisfactory to the Company, the Warrant and all rights hereunder shall expire at the opening of business on the Effective Date.

        Section 3.    Adjustments to Exercise Price and Number of Shares.

          3.1    Exercise Price.    The "Exercise Price" shall mean initially $0.3218 per Share and shall be subject to adjustment from time to time as hereinafter provided. In determining the current Exercise Price, the result shall be expressed to the nearest $.001, but any such lesser amount shall be carried forward and shall be considered at the time of and together with the next subsequent adjustment which, together with any adjustments required to be carried forward, shall amount to $.001 per Share or more.

          3.2    Adjustment of Exercise Price and Number of Shares.    The number and kind of Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a)    Reclassification.    In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall, as condition precedent to such transaction, execute a new Warrant providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.2. The provisions of this Section 3.2(a) shall similarly apply to successive reclassifications or changes.

          (b)    Subdivision or Combination of Shares.    If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Exercise Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

          (c)    Stock Dividends.    If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to the Shares payable in, or make any other distribution of the Shares with respect to the Shares (except any distribution specifically provided for in the foregoing Section 3.2(a) and 3.2(b), then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

          (d)    Adjustment of Number of Shares.    Upon each adjustment in the Exercise Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

          (e)    Notice of Adjustments.    Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3.2 hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

        Section 4.    Company's Consolidation or Merger.    If the Company shall at any time consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation), the holder of a Warrant shall thereafter be entitled to receive, upon the exercise thereof in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the exercise thereof would have been entitled upon such consolidation or merger (subject to adjustments under Section 3.2 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of the Warrant shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including, but not limited to, obtaining a written acknowledgment from the continuing corporation of its obligation to supply such securities or property upon such exercise and to be so bound by the Warrant. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes.

        Section 5.    Fractional Shares.    No fractional Shares will be issued in connection with any exercise hereunder. In lieu of such fractional Shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

        Section 6.    Warrant Exchangeable for Different Denominations.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrant."

        Section 7.    Notices, Etc.    All notices and other communications between the Company and the Holder shall be mailed by first class registered or certified mail, postage prepaid, (i) if to the Company, at the Company's executive offices, and (ii) if to the Holder, at the address set forth on the first page of this Warrant or at such address as may have been furnished to the Company in writing by the Holder.

        Section 8.    Specific Performance.    The Company stipulates that the remedies at law of a holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

        Section 9.    No Rights or Liabilities as Shareholder.    Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a shareholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such Holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

        Section 10.    Headings.    The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

        Section 11.    Governing Law.    This Warrant shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

        Section 12.    Survival.    The obligations of the Company under this Warrant shall survive its full exercise.

*********

        IN WITNESS WHEREOF, the Company has caused this Warrant to be dated and to be executed and issued on its behalf by its officer thereunto duly authorized.

IMMUNICON CORPORATION
By:	/s/ [ ]
	Name:	[ ]
	Title:	[ ]

ANNEX A

FORM OF SUBSCRIPTION

(To be executed only upon exercise of the Warrant
in whole or in part)

To:
Immunicon Corporation

        The undersigned registered holder of the accompanying Warrant hereby irrevocably exercises such Warrant or portion thereof for, and purchases thereunder,            * Shares (as defined in such Warrant) and herewith [makes payment therefor pursuant to Section 1.4 of such Warrant of                        ] [or] [makes payment therefor of $            . The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to,                         whose address is                         ].

Dated:
(Name must conform to name of holder as specified on the face of the Warrant)
(Street Address)
(City) (State) (Zip Code)

*
Insert the number of Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the Holder surrendering the same.

ANNEX B

FORM OF ASSIGNMENT

        FOR VALUE RECEIVED,                         hereby sells, assigns and transfers, in accordance with the Warrant, unto

(Please type name or print name in block letters)

(Address of transferee)

the right to purchase shares of Series D Convertible Preferred Stock of IMMUNICON CORPORATION represented by this Warrant to the extent of            shares of Series D Convertible Preferred Stock of IMMUNICON CORPORATION, as to which such right is exercisable and does hereby irrevocably constitute and appoint                        attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Signature
Dated:	,

Notice: The signature on this Assignment Form must correspond with the name as it appears upon the face of this Warrant in every particular way, without alteration or enlargement or any change whatever.

ANNEX C

CASHLESS EXERCISE FORM

(To be executed upon exercise of Warrant
pursuant to Section 2)

        The undersigned hereby elects to Exchange its Warrant for such shares of Common Stock pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 2 of such Warrant.

        Please issue a certificate or certificates for such Common Stock in the name of, and pay cash for fractional share to:

Name:
Address:

Social Security No:
(Please Print Name, Address and Social Security No.)
Signature:
NOTE:	The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form delivered herewith

Schedule of Form of Series D Preferred Stock Purchase Warrant

Name of Holder	Warrant Date	Class/Series of Stock	Number of Shares*	Expiration Date	Exercise Price*
MDS Life Sciences Technology Fund Limited Partnership	March 1999	Series D	46,810	March 2004	$3.218 per share
MDS Life Sciences Technology Fund	March 1999	Series D	11,068	March 2004	$3.218 per share
TL Ventures III L.P.	March 1999	Series D	4,832	March 2004	$3.218 per share
TL Ventures III Offshore L.P.	March 1999	Series D	1,012	March 2004	$3.218 per share
MDS Life Sciences Technology Barbados Investment Trust	March 1999	Series D	8,124	March 2004	$3.218 per share
TL Ventures III Interfund L.P.	March 1999	Series D	158	March 2004	$3.218 per share
*
Split adjusted

QuickLinks

  Exhibit 10.3
IMMUNICON CORPORATION Form of Series D Preferred Stock Purchase Warrant Dated [ ]
Schedule of Form of Series D Preferred Stock Purchase Warrant